  Exhibit 5.1

August 7, 2017

Dolphin Entertainment, Inc.
2151 Le Jeune Road, Suite 150 Mezzanine
Coral Gables, Florida 33134

RE:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Dolphin Entertainment, Inc., a Florida corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) (the “Registration Statement”) with respect to 2,000,000 shares (“Shares”) of the Company’s common stock, $0.015 par value (“Common Stock”) that may be issued under the Company’s 2017 Equity Incentive Plan (the “Plan”).

We have examined originals, or copies, certified or otherwise identified, of: (i) the Amended and Restated Articles of Incorporation of the Company; (ii) the By-laws of the Company; (iii) certain resolutions of the Board of Directors of the Company; (iv) the Registration Statement and all exhibits thereto; and (v) such other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives. We have not independently verified any factual matter relating to this opinion.

In making our examination, we have assumed and have not verified (i) that all signatures on documents examined by us are genuine; (ii) the legal capacity of all natural persons; (iii) the authenticity of all documents submitted to us as originals; and (iv) the conformity to the original documents of all documents submitted to us as certified, conformed or photostatic copies. We have also assumed that all Shares will be issued in the manner described in the Plan.

 Based on the foregoing and such legal considerations as we deem relevant, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that when the Shares are issued and delivered in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and non-assessable.

We express no opinion other than as to the federal laws of the United States of America and the Florida Business Corporation Act.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Greenberg Traurig, P.A.

Greenberg Traurig, P.A.

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